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                                                                    EXHIBIT 10x

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                            BRIDGE CREDIT AGREEMENT

                          dated as of January 3, 1997


                                     Among


                            MSX INTERNATIONAL, INC.,

                         CITICORP VENTURE CAPITAL, LTD.

                                      and

                                MASCOTECH, INC.,

                               as Bridge Lenders

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                               TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I

         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.01     Defined Terms . . . . . . . . . . . . . . . . . .  2
         SECTION 1.02     Terms Generally . . . . . . . . . . . . . . . . . 17

ARTICLE II

         The Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.01     Commitments . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.02     Loans . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 2.03     Borrowing Procedure . . . . . . . . . . . . . . . 18
         SECTION 2.04     Evidence of Debt, Repayment of Loans  . . . . . . 19
         SECTION 2.05     Fees  . . . . . . . . . . . . . . . . . . . . . . 20
         SECTION 2.06     Interest on Loans . . . . . . . . . . . . . . . . 20
         SECTION 2.07     Default Interest  . . . . . . . . . . . . . . . . 20
         SECTION 2.08     Termination and Reduction of Commitments  . . . . 20
         SECTION 2.09     Repayment of Term Borrowings  . . . . . . . . . . 21
         SECTION 2.10     Optional Prepayment . . . . . . . . . . . . . . . 21
         SECTION 2.11     Mandatory Prepayments . . . . . . . . . . . . . . 22
         SECTION 2.12     Pro Rata Treatment  . . . . . . . . . . . . . . . 23
         SECTION 2.13     Sharing of Setoffs  . . . . . . . . . . . . . . . 23
         SECTION 2.14     Payments  . . . . . . . . . . . . . . . . . . . . 24
         SECTION 2.15     Additional Credit Exposure  . . . . . . . . . . . 24

ARTICLE III

         Representations and Warranties . . . . . . . . . . . . . . . . . . 26
         SECTION 3.01     Organization; Powers  . . . . . . . . . . . . . . 26
         SECTION 3.02     Authorization . . . . . . . . . . . . . . . . . . 26
         SECTION 3.03     Enforceability  . . . . . . . . . . . . . . . . . 26
         SECTION 3.04     Governmental Approvals  . . . . . . . . . . . . . 27
         SECTION 3.05     No Material Adverse Change  . . . . . . . . . . . 27
         SECTION 3.06     Title to Properties; Possession Under Leases  . . 27
         SECTION 3.07     Subsidiaries  . . . . . . . . . . . . . . . . . . 27
         SECTION 3.08     Litigation; Compliance with Laws  . . . . . . . . 28
         SECTION 3.09     Use of Proceeds . . . . . . . . . . . . . . . . . 28
         SECTION 3.10     Tax Returns . . . . . . . . . . . . . . . . . . . 28





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         SECTION 3.11     No Material Misstatements . . . . . . . . . . . . 28
         SECTION 3.12     Employee Benefit Plans  . . . . . . . . . . . . . 29
         SECTION 3.13     Environmental Matters . . . . . . . . . . . . . . 29
         SECTION 3.14     Insurance . . . . . . . . . . . . . . . . . . . . 30
         SECTION 3.15     Security Documents  . . . . . . . . . . . . . . . 30
         SECTION 3.16     Location of Real Property and Leased Premises . . 30
         SECTION 3.17     Labor Matters . . . . . . . . . . . . . . . . . . 30

ARTICLE IV

         Conditions of Lending . . . . . . . . .  . . . . . . . . . . . . . 31
         SECTION 4.01     All Credit Events . . . . . . . . . . . . . . . . 31
         SECTION 4.02     First Credit Event  . . . . . . . . . . . . . . . 32

ARTICLE V

         Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . 34
         SECTION 5.01     Existence; Business and Properties;
                          Compliance with Laws  . . . . . . . . . . . . . . 34
         SECTION 5.02     Insurance . . . . . . . . . . . . . . . . . . . . 34
         SECTION 5.03     Obligations and Taxes . . . . . . . . . . . . . . 35
         SECTION 5.04     Financial Statements, Reports, etc  . . . . . . . 35
         SECTION 5.05     Litigation and Other Notices  . . . . . . . . . . 36
         SECTION 5.06     Employee Benefits . . . . . . . . . . . . . . . . 37
         SECTION 5.07     Maintaining Records; Access to Properties and
                          Inspections . . . . . . . . . . . . . . . . . . . 37
         SECTION 5.08     Use of Proceeds . . . . . . . . . . . . . . . . . 37
         SECTION 5.09     Compliance with Environmental Laws  . . . . . . . 37
         SECTION 5.10     Further Assurances  . . . . . . . . . . . . . . . 38

ARTICLE VI
         Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 6.01     Indebtedness  . . . . . . . . . . . . . . . . . . 38
         SECTION 6.02     Liens . . . . . . . . . . . . . . . . . . . . . . 40
         SECTION 6.03     Intentionally Omitted.  . . . . . . . . . . . . . 42
         SECTION 6.04     Investments, Loans and Advances . . . . . . . . . 42
         SECTION 6.05     Mergers, Consolidations and Sales of Assets . . . 43
         SECTION 6.06     Dividends and Distributions; Restrictions
                          on Ability of Subsidiaries to Pay Dividends . . . 44
         SECTION 6.07     Transactions with Affiliates  . . . . . . . . . . 46
         SECTION 6.08     Other Indebtedness and Agreements . . . . . . . . 46
         SECTION 6.09     Minimum EBITDA  . . . . . . . . . . . . . . . . . 47
         SECTION 6.10     Fixed Charge Coverage Ratio . . . . . . . . . . . 47
         SECTION 6.11     Net Worth . . . . . . . . . . . . . . . . . . . . 47



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         SECTION 6.12     Capital Expenditures  . . . . . . . . . . . . . . 48
         SECTION 6.13     Business of the Borrower and Subsidiaries . . . . 48

ARTICLE VII

         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE VIII

         The Administrative Agent and the Collateral Agent. . . . . . . . . 51

ARTICLE IXMiscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 9.01     Notices . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 9.02     Survival of Agreement . . . . . . . . . . . . . . 54
         SECTION 9.03     Binding Effect  . . . . . . . . . . . . . . . . . 54
         SECTION 9.04     Successors and Assigns  . . . . . . . . . . . . . 54
         SECTION 9.05     Expenses; Indemnity . . . . . . . . . . . . . . . 55
         SECTION 9.06     Applicable Law  . . . . . . . . . . . . . . . . . 56
         SECTION 9.07     Waivers; Amendment  . . . . . . . . . . . . . . . 56
         SECTION 9.08     Interest Rate Limitation  . . . . . . . . . . . . 57
         SECTION 9.09     Entire Agreement  . . . . . . . . . . . . . . . . 57
         SECTION 9.10     WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . 57
         SECTION 9.11     Severability  . . . . . . . . . . . . . . . . . . 57
         SECTION 9.12     Counterparts  . . . . . . . . . . . . . . . . . . 58
         SECTION 9.13     Headings  . . . . . . . . . . . . . . . . . . . . 58
         SECTION 9.14     Consent to Service of Process . . . . . . . . . . 58
         SECTION 9.15     Confidentiality . . . . . . . . . . . . . . . . . 58

SCHEDULES AND EXHIBITS

         SCHEDULE I       Subsidiary Guarantors
         SCHEDULE II      U.K. Credit Facilities
         SCHEDULE 2.01    Commitments
         SCHEDULE 2.15    Designated Guarantee Obligations and Letters of Credit
         SCHEDULE 3.06    Exceptions to Performance
         SCHEDULE 3.07    Ownership of Subsidiaries
         SCHEDULE 3.08    Litigation
         SCHEDULE 3.13    Environmental Matters
         SCHEDULE 3.16    Real Property
         SCHEDULE 3.17    Employment Matters
         SCHEDULE 6.01    Indebtedness





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         SCHEDULE 6.02    Liens
         EXHIBIT A        Form of Borrowing Request
         EXHIBIT B        Pledge Agreement
         EXHIBIT C        Security Agreement
         EXHIBIT D        Subsidiary Guarantee Agreement
         EXHIBIT E        Senior Subordinated Note
         EXHIBIT F        Form of Assignment and Acceptance
         EXHIBIT G        Administrative Questionnaire





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          BRIDGE CREDIT AGREEMENT dated as of January 3, 1997, among MSX
INTERNATIONAL, INC., a Delaware corporation (the "Borrower"); CITICORP VENTURE CAPITAL, LTD., a New York corporation ("CVC") MASCOTECH, INC., a Delaware corporation ("MascoTech"; and, collectively with CVC and their respective permitted assignees, the "Bridge Lenders"); and a Bridge Lender or a bank or other financial institution, in each case designated by the Bridge Lenders and made a party hereto (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Bridge Lenders.

          Pursuant to the Acquisition Agreement dated as of November 12, 1996, as amended (the "Acquisition Agreement"), among the Borrower, MascoTech and MSX International, Inc., a Michigan corporation ("MSX"), the Borrower will acquire from MascoTech and MSX, as applicable, directly and through certain Subsidiaries, the Business (other than certain excluded assets), the APX Continuing Business, the Limited Stock and the APX- Brazil Stock (as such terms are defined in the Acquisition Agreement) (collectively, the "Acquisition"), all for aggregate consideration of approximately $144,628,000, and also consisting of the assumption by the Borrower and certain Subsidiaries of certain assumed liabilities related to the Business and the APX Continuing Business.

          In connection with the Acquisition, CVC and MascoTech, together with members of management, will make a cash capital contribution to the Borrower in an aggregate amount of approximately $40 million (the "Equity Contribution").

          The Borrower has requested the Bridge Lenders to extend credit in the form of (a) bridge term loans on the Closing Date, in an aggregate principal amount of $40,000,000, and (b) bridge revolving loans at any time and from time to time prior to the Final Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $60,000,000. The Borrower has requested MascoTech to arrange for or guarantee the issuance of letters of credit and other credit facilities to support payment obligations incurred in the ordinary course of business by the Borrower and the Subsidiaries.

          The proceeds of the Term Loans are to be used, together with a portion of the proceeds of Revolving Loans to be made on the Closing Date, solely (a) to pay the cash consideration to be paid in connection with the Acquisition and (b) to pay related fees and expenses. The proceeds of the Revolving Loans (other than the Revolving Loans used for the purposes specified in the immediately preceding sentence) are to be used for working capital and other general corporate purposes of the Borrower and the Subsidiaries.

          The Bridge Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
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                                   ARTICLE I

                                  Definitions

          SECTION 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "Additional Credit Disbursement" shall mean a payment or disbursement made by any Bridge Lender in connection with a Designated Letter of Credit or Designated Guarantee Obligation.

          "Additional Credit Event" shall mean the incurrence by MascoTech of any Guarantee obligation or Indebtedness in respect of (a) any Designated Letter of Credit or (b) any Designated Guarantee Obligation.

          "Additional Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Designated Letters of Credit at such time plus (b) the aggregate amount of all Additional Credit Disbursements that have not yet been reimbursed at such time plus (c) the aggregate outstanding commitment amount of the U.K. Credit Facility (without duplication of Additional Credit Disbursements related thereto). The Additional Credit Exposure of any Bridge Lender at any time shall mean its Pro Rata Percentage of the aggregate Additional Credit Exposure at such time; provided that (i) the face amount of Additional Credit Exposure in respect of Designated Letters of Credit shall not exceed at any time $15,000,000 and (ii) the principal amount of Additional Credit Exposure in respect of Designated Guarantee Obligations shall not exceed at any time Pounds 5,000,000.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Bridge Lenders' Revolving Credit Exposures.

          "Amount of Eligible Receivables" shall mean and include at any time, without duplication, the amount of Eligible Receivables set forth on the most recent financial statements of the Borrower and the Subsidiaries delivered to the Bridge Lenders pursuant to Section 5.04(e).

          "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by any Loan Party or any of the Subsidiaries to any person other than any Loan Party of (a) any Capital Stock of any of the Subsidiaries or (b) any other assets of any Loan Party or any of the Subsidiaries, provided that none of (i) any asset sale or series of related asset sales described in clause (b) above for consideration, at fair market value, of less than $250,000, (ii) any Equity Issuance (without giving effect to the exceptions set forth in such defined term) or (iii) any sale,





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transfer or other disposition of assets pursuant to Section 6.05(a), (b), (c),
(d) or (e) shall be deemed an "Asset Sale", for purposes of this Agreement.

          "Assignment and Acceptance" shall have the meaning assigned to it in
Section 9.04(b) hereof.

          "Associate" shall mean, with respect to any person, (i) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (ii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          "Availability" shall mean at any time (i) the lesser at such time of
(x) the Revolving Credit Commitment and (y) the Borrowing Base, minus (ii) the sum at such time of (u) the unpaid principal balance of the Revolving Loans, (v) the Additional Credit Exposure and (w) the unpaid principal balance of any NBD Revolving Loans.

          "Borrowing" shall mean a group of Loans made by the Bridge Lenders on a single date.

          "Borrowing Base" shall have the meaning assigned to such term in
Section 2.01(b) hereof.

          "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit A.

          "Bridge Lenders" shall have the meaning assigned to such term in the Recitals.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

          "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or other consideration) by the Borrower and its consolidated Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the consolidated statement of cash flows of the Borrower and the Subsidiaries for such period.

          "Capital Lease Obligations" of any person shall mean an obligation of such person that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however





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designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

          "Cash Interest Expense" shall mean, for any period, the Interest Expense of the Borrower and the Subsidiaries for such period less all non- cash items constituting Interest Expense during such period, all calculated on a consolidated basis in accordance with GAAP.

          "Charges" shall have the meaning given to it in Section 9.08.

          "Closing Date" shall mean the date of the first Credit Event.

          "Closing Date Net Worth" shall mean Consolidated Net Worth as of the Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

          "Collateral" shall mean all the "Collateral" as defined in any Security Document.

          "Commitment" shall mean, with respect to any Bridge Lender, such Bridge Lender's Revolving Credit Commitment and/or Term Loan Commitment.

          "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income for such period, plus, without duplication, to the extent deducted in computing Consolidated Net Income, the sum of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense and (d) any extraordinary losses, minus, without duplication, to the extent added in computing such Consolidated Net Income, (i) any interest income and (ii) any extraordinary gains, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

          "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, subject to all applicable purchase accounting adjustments.

          "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and the Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.





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          "Credit Event" shall have the meaning assigned to such term in Section
4.01.

          "CVC" shall have the meaning assigned to such term in the Recitals.

          "Debentures" shall mean any junior subordinated debentures issued or issuable by the Borrower in exchange for shares of Series A Preferred Stock of the Borrower on the terms and subject to the conditions set forth in the Certificate of Incorporation of the Borrower or in payment of interest on such debentures.

          "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

          "Designated Guarantee Obligations" shall mean the Guarantee obligations, not to exceed L.5,000,000 in principal amount, of MascoTech (in which the other Bridge Lenders shall have a participation hereunder) in respect of the U.K. Credit Facilities.

          "Designated Letter of Credit" shall mean standby and trade letters of credit described on Schedule 2.15 hereto and additional standby and trade letters of credit issued after the Closing Date of a nature substantially similar to those described on Schedule 2.15 the reimbursement obligations of which are Guaranteed by MascoTech (and in which the other Bridge Lenders shall have a participation hereunder).

          "Disqualified Stock" shall mean, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 366 days after the Final Maturity Date.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "Eligible Receivables" shall mean Receivables created by the Borrower and the Subsidiaries in the ordinary course of business arising out of the sale of goods or rendition of services by the Borrower and the Subsidiaries, which are and at all times shall continue to be acceptable to each of the Bridge Lenders in all respects. Standards of eligibility may be fixed and revised form time to time solely by the Bridge Lenders.

          "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.





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          "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section
Section 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

          "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance or filing required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity Contribution" shall have the meaning assigned to such term in the Recitals.

          "Equity Issuance" shall mean any issuance or sale by the Borrower of any shares of Capital Stock of the Borrower, except for (a) any issuance or sale to the Borrower or any Subsidiary, (b) sales or issuances of Capital Stock to management, directors or key employees of the Borrower or any Subsidiary under any stock option, stock purchase, stock grant or other similar incentive or employee benefit plan in existence from time to time or (c) issuances of Capital Stock by the Borrower upon the conversion, exercise or exchange of any class or series of the Borrower's Capital Stock pursuant to the terms thereof as set forth in the Certificate of Incorporation of the Borrower as the same may be in effect at such time.





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          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Loan Party or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which any Loan Party or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Loan Party or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan or any plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Loan Party.

          "Event of Default" shall have the meaning assigned to such term in
Article VII.

          "Excess Cash Flow" shall mean, for any fiscal year, Consolidated EBITDA of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, minus, without duplication, (a) Cash Interest Expense paid during such fiscal year, (b) scheduled principal repayments of Indebtedness made by the Borrower and the Subsidiaries on a consolidated basis during such year, (c) voluntary prepayments of Term Loans during such fiscal year, (d) permitted Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such fiscal year that are paid in cash and (e) cash tax liability of the Borrower and the Subsidiaries on a consolidated basis during such fiscal year.

          "Fees" shall mean the Administrative Agent Fees.

          "Final Maturity Date" shall mean December 31, 2002.

          "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

          "Fixed Charge Coverage Ratio" at the end of any period shall mean the ratio of (i) Consolidated EBITDA divided by (ii) the sum of, without duplication, (a) Cash Interest Expense plus (b) scheduled payments of principal with respect to all Indebtedness (including scheduled payment of Capital Lease Obligations) plus (c) Capital Expenditures, in each case for the Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period.

          "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

          "GAAP" shall mean generally accepted accounting principles applied on a consistent basis for all periods after the date hereof. All accounting terms shall be interpreted and all accounting determinations hereunder shall be made in accordance with Section 1.02.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; provided, however, that the amount of Indebtedness of such person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

          "Indemnitee" shall have the meaning given such term in Section
9.05(b).

          "Information" shall have the meaning given to it in Section 9.15.

          "Interest Expense" shall mean, for any period, the interest expense of the Borrower during such period determined on a consolidated basis in accordance with GAAP.

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of each June and December and at maturity.

          "Joint Venture" shall mean any person of which securities or other ownership interests representing at least 20% but no greater than 50% of the equity or ordinary voting power are owned, controlled or held by the Borrower or any of its Subsidiaries.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest (or agreement to give a security interest) in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, lease or title retention agreement relating to such asset.

          "Loan Documents" shall mean this Agreement, the Senior Subordinated Note, the Subsidiary Guarantee Agreement and the Security Documents.

          "Loan Parties" shall mean the Borrower and the Subsidiary Guarantors.

          "Loan Rate" shall mean, for any day, a rate per annum equal to (a) 10.0% through June 30, 1997, (b) thereafter, 11.0% through September 30, 1997,
(c) thereafter, 12.0% through December 31, 1997 and (d) thereafter, 13.0%.

          "Loans" shall mean the Revolving Loans and the Term Loans.

          "Management Investors" shall mean any officers, directors or employees of the Borrower or its Subsidiaries who acquire Capital Stock of the Borrower on or after the Closing Date and any of their direct or indirect Permitted Transferees.

          "MascoTech" shall have the meaning assigned to such term in the Recitals.

          "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, properties or financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, or (b) material impairment of the rights of or remedies available to the Bridge Lenders under any Loan Document.

          "Maximum Rate" shall have the meaning given to it in Section 9.08.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which any Loan Party is obligated to contribute.

          "NBD Revolving Loans" means the revolving or line of credit loans owing by the Borrower under the $60,000,000 revolving line of credit entered into by the Borrower on the Closing Date with NBD Bank, and any such loans made pursuant to any renewal, refinancing or replacement of such facility.

          "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including deferred cash payments as and when received (collectively, "Deferred Cash")) net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof or by applicable law as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof, (iii) amounts (A) provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale or (B) held in escrow pursuant to an agreement relating to such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve or escrow, such amounts shall constitute Net Cash Proceeds (net of any taxes paid or payable)) and (iv) payments to holders of minority interests in the asset subject to such Asset Sale or in the entity selling the asset and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof (including Deferred Cash) net of underwriting discounts and commissions or placement fees, attorneys' fees, accountants' fees, filing and registration fees, trustee fees and other fees and expenses directly incurred in connection therewith net of any taxes paid or payable as a result thereof.

          "90%-Owned Foreign Subsidiary" shall mean a Foreign Subsidiary of which securities (except for directors' qualifying shares) or other ownership interests representing at least 90% of the equity or at least 90% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the Borrower or any wholly owned subsidiary.

          "Obligations" shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) fees, costs, expenses and indemnities, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement or the other Loan Documents.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex I to the Security Agreement.

          "Permitted Foreign Indebtedness" shall mean, without duplication, Indebtedness under U.K. Credit Facility in an aggregate principal amount not to exceed L.5,000,000 and unsecured Indebtedness of MascoTech Engineering Gmblt in an aggregate principal amount not to exceed DM1,500,000.

          "Permitted Foreign Investments" shall mean (a) any investments in, or loans or advances to, any Foreign Subsidiary by the Borrower or any Domestic Subsidiary or (b) any letters of credit or Guarantees to support Permitted Foreign Indebtedness issued by or for the account of the Borrower or any Domestic Subsidiary. For purposes of determining the amount of any Permitted Foreign Investment outstanding at any time, (i) the amount of any investment, loan or advance made pursuant to clause (a) above shall equal the aggregate amount of the consideration (whether in cash or property, valued at the time each such investment, loan or advance is made) paid for such investment, loan or advance (net of any return of capital or principal of (but not dividends or interest

on) such investment, loan or advance) and (ii) the amount of any Permitted Foreign Investment pursuant to clause (b) above shall be the face amount of any such letter of credit or Guarantee.

          "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in (i) certificates of deposit, banker's acceptances and time deposits maturity within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus profits of not less than $250,000,000 or (ii) Eurocurrency time deposits maturing within 360 days from the date of acquisition thereof with any branch or office of (A) any commercial bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, and comparable in credit quality to the investments permitted under the preceding clause (i), or (B) any Bridge Lender;

          (d) repurchase obligations with a term of not more than 30 days for, and secured by, underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (c) above;

          (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A-1" by Moody's;

          (f) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (g) in the case of any Foreign Subsidiary, investments comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States of America; and

          (h) other investment instruments approved in writing by the Required Bridge Lenders.

          "Permitted Transferee" shall have the meaning assigned to such term in the Stockholders' Agreement.

          "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Loan Party is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit B, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

          "Prime Rate" shall mean for any applicable day, the rate of interest from time to time announced by Chemical Bank at its principal office located in New York, New York as its prime commercial lending rate as publicly announced from time to time. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

          "Properties" shall have the meaning given such term in Section 3.13.

          "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Bridge Lender's Revolving Credit Commitment.

          "Receivables" shall mean and include all of the Borrower's and the Subsidiaries' accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Collateral Agent for the ratable benefit of the Bridge Lenders.

          "Refinancing Indebtedness" shall have the meaning given such term is
Section 6.01(1).

          "Register" shall have the meaning given such term in Section 9.04(c).

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental

Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

          "Required Bridge Lenders" shall mean, at any time, each of the Bridge Lenders.

          "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

          "Revolving Credit Commitment" shall mean, with respect to each Bridge Lender, the commitment of such Bridge Lender to make Revolving Loans hereunder and Guarantee and Indebtedness obligations (including through participations under this Agreement) in respect of (a) Designated Letters of Credit and (b) Designated Guarantee Obligations in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Bridge Lender in the column entitled "Revolving Credit Commitment" in the table appearing in Schedule 2.01, or the amount in the Assignment and Acceptance pursuant to which such Bridge Lender assumed its Revolving Credit Commitment, as applicable, as such amount may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Bridge Lender pursuant to Section 9.04.

          "Revolving Credit Exposure" shall mean, with respect to any Revolving Credit Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans made by such Bridge Lender, plus the aggregate amount at such time of such Bridge Lender's Additional Credit Exposure.

          "Revolving Credit Lender" shall mean a Bridge Lender with a Revolving Credit Commitment.

          "Revolving Credit Note" means a note issued by the Borrower in connection with a Revolving Loan.

          "Revolving Loans" shall mean the loans made or deemed made by the Bridge Lenders to the Borrower pursuant to clause (b) of Section 2.01.

          "S&P" shall mean Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

          "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

          "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit C, among the Borrower and the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

          "Security Documents" shall mean the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

          "Senior Subordinated Note" shall mean the Senior Subordinated Note due 2006 issued to MascoTech by the Borrower on the Closing Date in an aggregate principal amount of not less than $30,000,000 and shall include any substantially identical notes issued in the exchange therefor after the Closing Date, pursuant to the agreement governing such notes.

          "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of the date hereof, among the Borrower, MascoTech, the Institutional Investor and the Management Investors, as the same may be amended, supplemented or otherwise renewed or replaced from time to time in accordance with the terms thereof and hereof.

          "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that the term "subsidiary," when used in respect of the Borrower or any of its subsidiaries, shall not include any foreign joint venture in which the Borrower or any such subsidiary owns less than or equal to 50% of the equity interest in such joint venture.

          "Subsidiary" shall mean any subsidiary of the Borrower.

          "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Subsidiary Guarantor" shall mean each Subsidiary party to the Subsidiary Guarantee Agreement.

          "Term Loan Borrowing" shall mean a Borrowing comprised of Term Loans.

          "Term Loan Borrowing" shall mean a Borrowing comprised of Term Loans.

          "Term Loan Commitment" shall mean, with respect to each Bridge Lender, the commitment of such Bridge Lender to make Term Loans hereunder in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Bridge Lender in the column entitled "Term Loan Commitment" in the table appearing in Schedule 2.01 or the amount in the Assignment and Acceptance pursuant to which such Bridge Lender assumed its Term Loan Commitment, as applicable.

          "Term Loan Repayment Amount" shall have the meaning assigned to such term in Section 2.09(a)(i).

          "Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.09(a)(i).

          "Term Note" means a note issued by the Borrower in connection with a Term Loan.

          "Term Loans" shall mean the loans made by the Bridge Lenders to the Borrower pursuant to Section 2.01(a).

          "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments, as in effect at such time.

          "Transactions" shall have the meaning assigned to such term in Section 3.02.

          "U.K. Credit Facility" shall mean the credit facilities described in
Schedule I hereto.

          "Upstream Payment" shall have the meaning assigned to such term in
Section 6.06(b).

          "wholly owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person. The term "wholly owned", when used to modify the term "Subsidiary" or "Domestic Subsidiary", shall have a correlative meaning.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI or Section 2.11(d), all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a) and (c) all references herein to the Borrower on an unconsolidated basis shall be deemed to exclude any investment by the Borrower in any of its subsidiaries.

                                   ARTICLE II

                                  The Credits

          SECTION 2.01 Commitments. Subject to the terms and conditions relying upon the representations and warranties herein set forth, each Bridge Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (b) to make Revolving Loans (which shall be deemed to include unpaid or unreimbursed Additional Credit Disbursements) to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Final Maturity Date and the termination of the Revolving Credit Commitment of such Bridge Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Bridge Lender's Revolving Credit Exposure exceeding (ii) such Bridge Lender's Revolving Credit Commitment. Notwithstanding the foregoing, the aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed (1) the lesser of (A) the Total Revolving Credit Commitment (as such amount may be reduced pursuant to Section 2.08 hereto) and (B) an amount equal to up to eighty percent (80%) of the amount of Eligible Receivables, (this clause (1) (B) referred to herein as the "Borrowing Base"), minus (2) the Additional Credit Exposure at such time (excluding any unpaid or unreimbursed Additional Credit Disbursements). Within the limits set forth in the two immediately preceding sentences and subject to the terms, conditions and limitations set forth herein, including, without limitation, the requirement that no Revolving Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02 Loans.

          (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Bridge Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as applicable; provided, however, that the failure of any Bridge Lender to make any Loan shall not in itself relieve any other Bridge Lender of its obligation to lend hereunder (it being understood, however, that no Bridge Lender shall be responsible for the failure of any other Bridge Lender to make any Loan required to be made by such other Bridge Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) not less than $5,000,000 and, in each case, in an integral multiple of $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitment.

          (b) Each Bridge Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Bridge Lenders.

          (c) If a Bridge Lender does not, prior to the date of any Borrowing, make available to the Administrative Agent such Bridge Lender's portion of such Borrowing, the Administrative Agent shall not be obligated to make available to the Borrower on such date a corresponding amount.

          SECTION 2.03 Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent by telephone of its intent to request a Borrowing and shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request not later than 11:00 a.m., New York City time, five (5) Business Days before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(b)); and (iv) the amount of such Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. The Administrative Agent shall promptly advise the applicable Bridge Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Bridge Lender's portion of the requested Borrowing.

          SECTION 2.04 Evidence of Debt, Repayment of Loans.

          (a) The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Bridge Lender (i) the principal amount of each Term Loan of such Bridge Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan on the Final Maturity Date.

          (b) On the date of any termination or reduction of the Revolving Credit Commitment pursuant to Section 2.08(b) hereof or elsewhere in this Agreement, the Borrower shall pay or prepay so much of the Revolving Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction.

          (c) The Borrower shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times.

          (d) Each Bridge Lender shall maintain an account or accounts evidencing the Indebtedness of the Borrower to such Bridge Lender resulting from each Loan made by such Bridge Lender from time to time, including the amounts of principal and interest payable and paid such Bridge Lender from time to time under this Agreement.

          (e) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bridge Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Bridge Lender's share thereof. Notwithstanding any other provision of this Agreement, it is understood and agreed that each Loan made hereunder shall be deemed made for the account of the Borrower, and the Administrative Agent and the Bridge Lenders shall not have any obligation to maintain any accounts with respect to any Borrowing (or any portion thereof) made by the Borrower.

          (f) The entries made in the accounts maintained pursuant to paragraphs
(b) and (e) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bridge Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

          (g) Notwithstanding any other provision of this Agreement, in the event any Bridge Lender shall request and receive a promissory note payable to such Bridge Lender and its permitted registered assigns, the interests represented by such note shall at all times be represented by one or more promissory notes payable to the payee named therein or its permitted registered assigns.

          SECTION 2.05 Fees.   (a) The Borrower agrees to pay to the
Administrative Agent, for its own account, the administration fee, as agreed to by such parties, at the times and in the amounts specified therein (the "Administrative Agent Fees").

          (b) The Borrower agrees to pay to each Bridge Lender on each Interest Payment Date a fee calculated on such Bridge Lender's Pro Rata Percentage of the average daily Additional Credit Exposure (excluding the portion thereof attributable to unpaid or unreimbursed Additional Credit Disbursements) during the preceding two quarters (or applicable shorter period) at a rate per annum equal to 1.25%, computed on the basis of actual number of days elapsed in a 360-day year.

          (c) All of the above fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent and Bridge Lenders, as applicable. Once paid, none of such fees shall be refundable under any circumstances.

          SECTION 2.06 Interest on Loans.

          (a) Subject to the provisions of Section 2.07, the Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Loan Rate in effect for such Borrowing.

          (b) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The Loan Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

 SECTION 2.07 Default Interest. If the Borrower shall default in the payment of the principal of, or interest on, any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower agrees to pay on demand from time to time interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum.

          SECTION 2.08 Termination and Reduction of Commitments.

          (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments shall automatically terminate on the Final Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable notice to the Administrative Agent given by telephone (promptly confirmed by written or telecopy notice), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $2,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

          (c) Each reduction in the Total Revolving Credit Commitment hereunder shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment.

          SECTION 2.09 Repayment of Term Borrowings.

          (a) The Borrower shall pay to the Administrative Agent, for the account of the Bridge Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Term Loan Repayment Date"), a principal amount of the Term Loans equal to the amount set forth below for such date, as such amount may be adjusted from time to time pursuant to Sections 2.09(b), 2.10 and 2.11 (such amount, as adjusted, being called the "Term Loan Repayment Amount"), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                          Date                         Amount

                          December 31, 1997            $5,000,000
                          December 31, 1998             5,000,000
                          December 31, 1999             6,000,000
                          December 31, 2000             7,000,000
                          December 31, 2001             8,000,000
                          December 31, 2002             9,000,000

          (b) To the extent not previously paid, all Term Loans shall be due and payable on the Final Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

          (c) All repayments pursuant to this Section 2.09 shall be subject to
Section 2.12, but shall otherwise be without premium or penalty.

          SECTION 2.10     Optional Prepayment.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior notice to the Administrative Agent given by telephone (promptly confirmed by written or telecopy notice) before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000.

          (b) Optional prepayments of Term Loans shall be allocated pro rata between the then outstanding Term Loans and applied in the inverse order of the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.09(a).

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowings by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.12 but otherwise without premium or penalty.

          SECTION 2.11     Mandatory Prepayments.

          (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

          (b) Not later than the third Business Day following the receipt of any Net Cash Proceeds from any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.11(f).

          (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.11(f).

          (d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending on December 31, 1997, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.11(f) in an aggregate principal amount equal to 75% of the Excess Cash Flow for such fiscal year.

          (e) In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from the issuance of Indebtedness for money borrowed of the Borrower or any Subsidiary (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.11(f).

          (f) Subject to paragraph (h) below, mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the then outstanding Term Loans, and applied in the inverse order of the remaining scheduled installments of principal due in respect of Term Loans under
Section 2.09(a).

          (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.11, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent reasonably practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount of each Loan (or portion thereof) to be prepaid and the amount, if any, to be deposited in the account or accounts designated by the Bridge Lenders from time to time. All prepayments of Borrowings under this Section
2.11 shall be subject to Section 2.11(h) and Section 2.12, but shall otherwise be without premium or penalty.

          (h) Amounts to be applied pursuant to this Section 2.11 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding Term Loans. Any amounts remaining after each such application shall, at the option of the Parent Borrower, be applied to repay Revolving Loans immediately.

          SECTION 2.12 Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, and each reduction of the Revolving Credit Commitments shall be allocated pro rata among the Bridge Lenders, in the case of principal and interest payments, in accordance with their respective applicable outstanding Loans and, in the case of all other payments, the Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Bridge Lender agrees that in computing such Bridge Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bridge Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.13 Sharing of Setoffs. Each Bridge Lender agrees that if it shall, through the exercise of a right of lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bridge Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or Additional Credit Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations held by such Bridge Lender in Additional Credit Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving

Loans and participations held by any other Bridge Lender, it shall be deemed simultaneously to have purchased from such other Bridge Lender at face value, and shall promptly pay to such other Bridge Lender the purchase price for, a participation or interest in the Term Loans and Revolving Loans and participations in Additional Credit Disbursements, as the case may be, of such other Bridge Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and participations in Additional Credit Disbursements held by each Bridge Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and participations in Additional Credit Disbursements then outstanding as the principal amount of its Term Loans and Revolving Loans and interests in Additional Credit Disbursements prior to such exercise of lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and interests in Additional Credit Disbursements outstanding prior to such exercise of lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bridge Lender holding a participation or interest in a Term Loan or Revolving Loan or Additional Credit Disbursement deemed to have been so purchased, to the fullest extent provided by law, may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bridge Lender by reason thereof as fully as if such Bridge Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.14     Payments.

          (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Additional Credit Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff or counterclaim. Each such payment shall be made to each of the Bridge Lenders, pro rata, or to the Administrative Agent, if any, at the offices or to the accounts indicated to the Borrower from time to time.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.15     Additional Credit Exposure.

          (a) Facility. Masco Tech has prior to the Closing Date, issued Guarantees and incurred Indebtedness in respect to (i) Designated Guarantee Obligations and (ii) Designated Letters of Credit identified in Schedule 2.15 hereto, and subject to the terms and conditions and relying upon the representations and warranties herein set forth, MascoTech may, in its sole discretion, from time to time issue Guarantees or incur Indebtedness in respect of (x) Designated Guarantee Obligations and (y) Designated Letters of Credit at any time and from time to time on and after the Closing Date and until the earlier of the Final Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Aggregate Revolving Credit Exposure, after giving effect to any Additional Credit Exposure, exceeding the Total Revolving Credit Commitment.

          (b) Participations. MascoTech shall give prompt written notice to the Administrative Agent and each other Revolving Credit Lender of the occurrence of (a) any Additional Credit Event and (b) any Additional Credit Disbursement. Such notice shall specify the aggregate principal or face amount of the Additional Credit Event in which each such other Revolving Credit Lender will participate. On the Closing Date, each other Revolving Credit Lender will acquire a Pro Rata Percentage participation in all Additional Credit Exposures identified on Schedule 2.15 hereto. Automatically and contemporaneously with each Additional Credit Event occurring on or after the Closing Date, each such other Revolving Credit Lender will acquire a Pro Rata Percentage participation in all of the Additional Credit Exposure represented by each Additional Credit Event. In furtherance of the foregoing, each such other Revolving Credit Lender will hereby absolutely and unconditionally agree, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of MascoTech, such other Revolving Credit Lender's Pro Rata Percentage of each Additional Credit Disbursement. Each such other Revolving Credit Lender acknowledges and agrees that its obligation to acquire a participation in each Additional Credit Exposure pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each payment made in respect of each Additional Credit Disbursement shall be made without any offset, abatement, withholding or reduction whatsoever. Each such other Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(b) with respect to Loans made by such other Revolving Credit Lender (and Section 2.02(b) shall apply, mutatis mutandis, to the payment obligations of such other Revolving Credit Lender) and the Administrative Agent shall promptly pay to MascoTech the amounts so received by it from such other Revolving Credit Lender. Any amounts received by MascoTech from the Borrower (or other party on behalf of the Borrower) in respect of an Additional Credit Disbursement after receipt by MascoTech of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to such other Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to MascoTech, as their interests may appear. In furtherance of the foregoing, each such other Revolving Credit Lender agrees that (i) the Administrative Agent may (y) set off against the fees payable to such Revolving Credit Lender under Section 2.05(b) such Revolving Credit Lender's Pro Rata Percentage of the fees paid, and out-of-pocket costs incurred, by MascoTech pursuant to its Guarantees in respect of Designated Letters of Credit, and (z) pay such set off amount to MascoTech and (ii) it shall participate in and be obligated to pay, in accordance with its Pro Rata Percentage, all such fees and costs to the extent such Revolving Credit lender does not fully pay its Pro Rata Percentage of such fees and costs pursuant to clause (i) above.

                                  ARTICLE III

                         Representations and Warranties

          The Borrower represents and warrants to the Bridge Lenders that:

          SECTION 3.01 Organization; Powers. Each of the Borrower and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder, except in each case where the failure to satisfy any of the above could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.02 Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, the borrowings hereunder and the Acquisition and the other transactions contemplated hereby and by the Acquisition Agreement (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except where any such conflict, violation, breach, default or right referred to in clause (i) or (ii), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

          SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law) .

          SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions or the other transactions contemplated hereby, except for (a) the filing of appropriate Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) such as have been made or obtained and are in full force and effect, (c) filings by the Borrower pursuant to the Small Business Investment Act of 1958, as amended, and
(d) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.05 No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities or material agreements of MSX and/or the Limited Companies, taken as a whole, since the December 31 Balance Sheet (as such terms are defined in the Acquisition Agreement).

          SECTION 3.06      Title to Properties; Possession Under Leases.

          (a) Each of the Borrower and the Subsidiaries has good title to (and with respect to real property good and marketable title to), or valid leasehold interests in, all its material properties and assets (including all properties listed on Schedule 3.16(b)), except where lack of such title or valid leasehold interest does not materially interfere with its ability to conduct its business as currently conducted. All interests of such persons in such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

          (b) Except as set forth on Schedule 3.06(b), each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where failure to enjoy such possession does not materially interfere with its ability to conduct its business as currently conducted.

          SECTION 3.07      Subsidiaries.

          (a) Schedule 3.07 sets forth as of the Closing Date (after giving effect to the Transactions) a list of all Subsidiaries and the percentage ownership interest of the Borrower and any other person therein. The shares of Capital Stock or other ownership interests so indicated on Schedule 3.07 are fully paid and nonassessable and are owned, as of the Closing Date, by the Borrower or a subsidiary of the Borrower, as applicable, directly or indirectly, free and clear of all Liens (other than Liens permitted under the Loan Documents). The Borrower owns directly or indirectly 100% of the issued and outstanding shares of Capital Stock of each Subsidiary Guarantor.

          (b) As of the Closing Date, except as set forth in Schedule 3.07, none of the Subsidiaries is subject to a consensual encumbrance or restriction that limits such Subsidiary's ability to make an Upstream Payment.

          SECTION 3.08      Litigation; Compliance with Laws.

          (a) Except as set forth on Schedule 3.08, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or
(ii) as to which there is a reasonable likelihood of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.09 Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement. No part of the proceeds of the Loans will be used directly or indirectly for any purpose which would violate or be inconsistent with Regulations G, T or X of the Board of Governors of the Federal System of the United States of America.

          SECTION 3.10 Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state or other material tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it to the extent that such failure to file or nonpayment could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11 No Material Misstatements. None of the information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of the Borrower to the Administrative Agent or any Bridge Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

          SECTION 3.12 Employee Benefit Plans. Except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Subsidiaries is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. The Borrower is not aware of any circumstances or event with respect to any employee benefit plan maintained or contributed to by an ERISA Affiliate that could result in a liability that could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.13     Environmental Matters.  Except as set forth on
Schedule 3.13:

          (a) The properties owned or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

          (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (d) None of the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

          (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, in each case, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.14 Insurance. As of the date hereof and the Closing Date, all insurance maintained by the Borrower and the Subsidiaries is in full force and effect and all premiums that have become due and payable have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

          SECTION 3.15     Security Documents.

          (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

          (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Perfection Certificate (as defined in the Security Agreement), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement) that may be perfected by filing, recording or registering a financing statement under the Uniform Commercial Code as in effect in the United States (or any political subdivision thereof) and its territories and possessions, in each case prior and superior in right to any other Lien on any Collateral other than Liens expressly permitted by Section 6.02.

          SECTION 3.16     Location of Real Property and Leased Premises.

          (a) As of the Closing Date, none of the Borrower or any Subsidiary owns any real property.

          (b) Schedule 3.16(b) lists completely and correctly in all material respects as of the Closing Date the address of all real property leased by the Borrower and the Subsidiaries.

          SECTION 3.17 Labor Matters. As of the date hereof and the Closing Date, there are no organizational efforts, representation campaigns, elections or proceedings, demands for recognition or collective bargaining, strikes, lock-outs, work stoppages or slowdowns presently being made, undertaken or, to the knowledge of the Borrower or any Subsidiary, threatened involving any employees of the Borrower or any Subsidiary. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any case where a Material Adverse Effect could reasonably be expected to occur as a result of such violations. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.


                                   ARTICLE IV

                             Conditions of Lending

          The obligations of the Bridge Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01 All Credit Events. On the date of each Borrowing (each such event being called a "Credit Event"):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).

          (b) The representations and warranties set forth in Article III hereof (other than these set forth in Sections 3.05 and 3.08 (a)) shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on such earlier date).

          (c) Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

          SECTION 4.02      First Credit Event.  On the Closing Date:

          (a) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Bridge Lenders.

          (b) The Bridge Lenders shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection therewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

          (c) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (d) The Pledge Agreement shall have been duly executed by the Loan Parties party thereto and delivered to the Bridge Lenders, and all the outstanding Capital Stock of the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer or stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent, provided that (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the Capital Stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the Capital Stock of any of its Subsidiaries.

          (e) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Bridge Lenders and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral

Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in such agreement, subject to Liens permitted by Section 6.02, shall have been delivered to the Collateral Agent.

          (f) The Bridge Lenders shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts (as defined in the Security Agreement) and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Bridge Lenders that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

          (g) The Bridge Lenders shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

          (h) The Subsidiary Guarantee Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Bridge Lenders.

          (i) The Collateral Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement (in the case of each property or boiler policy) and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Collateral Agent.

          (j) The Acquisition shall have been consummated or shall be consummated simultaneously with the first Credit Event in accordance with applicable law, in accordance with the Acquisition Agreement.

          (k) The Equity Contribution shall have been made prior to or simultaneously with the first Credit Event.

          (l) The Senior Subordinated Note and related documents shall be duly executed and delivered by all parties in the form substantially as set forth on Exhibit E attached hereto.

          (m) All governmental consents and approvals and all material third party consents shall have been obtained with respect to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood

                                   ARTICLE V

                             Affirmative Covenants

of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

          The Borrower covenants and agrees with each Bridge Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Bridge Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

          SECTION 5.01      Existence; Business and Properties; Compliance with
Laws.

          (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted except where noncompliance could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

          SECTION 5.02      Insurance.

          (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including commercial general liability insurance against claims for bodily injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          (b) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

          (i) none of the Collateral Agent or any Bridge Lender, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this
     Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) the Borrower shall use reasonable efforts to cause such insurance policies to waive the insurer's rights of subrogation against the Collateral Agent and the Bridge Lenders or their agents or employees. If, however, any such insurance policy does not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Collateral Agent and the Bridge Lenders and their agents and employees in respect of any such loss or damage; and

          (ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

          SECTION 5.03 Obligations and Taxes. Pay its Indebtedness and other monetary obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before such taxes, assessments and governmental charges shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and (ii) any Indebtedness or other obligation or any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.04 Financial Statements, Reports, etc. Furnish to each Bridge Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis, the figures for the previous year), all audited by Coopers & Lybrand or other independent public accountants of recognized national standing acceptable to the Required Bridge Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Financial Officer of the Borrower as fairly presenting in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

          (c) within 30 days after the end of each month (other than the last month of any fiscal quarter), its unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such month and the consolidated results of its operations and the operations of such subsidiaries during such month and the then-elapsed portion of the fiscal year;

          (d) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the Financial Officer certifying such statements and (i) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) setting forth computations in reasonable detail satisfactory to the Bridge Lenders demonstrating compliance
(A) with the covenants contained in Sections 6.09, 6.10 and 6.11 and (B) with the maximum limitation amounts contained in the several clauses in Sections 6.01, 6.04, 6.05 and 6.06; and

          (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, in each case as any Bridge Lender may reasonably request.

          SECTION 5.05 Litigation and Other Notices. Furnish to each Bridge Lender written notice of the following promptly after (and, in any event, no later than five days after) any Responsible Officer of the Borrower obtains knowledge thereof:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto; and

          (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06 Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code to the extent failure to comply could reasonably be expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent promptly, and in any event within 10 days after any Responsible Officer of the Borrower knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any Subsidiary in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower has taken or proposes to take with respect thereto.

          SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made in relation to its business and activities. Each Loan Party and each Subsidiary
(a) will permit any representatives designated by the Required Bridge Lenders to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and (b) will permit any representatives designated by the Required Bridge Lenders to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that the number of visits pursuant to clause (a) above in any year shall not exceed two, unless (i) a Default or Event of Default shall have occurred and be continuing or (ii) the Collateral Agent, or any Bridge Lender, determines in good faith that any material event or material change has occurred with respect to the Borrower and the Subsidiaries and that as a result of such event or change more frequent visits are necessary or prudent.

          SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

          SECTION 5.09 Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties and the operations conducted thereon; obtain and renew all material Environmental Permits necessary for its Properties; and conduct any Remedial Action in accordance with Environmental Laws, except where noncompliance with Environmental Laws and Environmental Permits or the failure to obtain or renew such Environmental Permits or conduct such Remedial Action, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

          SECTION 5.10 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Bridge Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents (subject to Liens permitted by Section 6.02). The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Collateral Agent or the Required Bridge Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Domestic Subsidiaries, including real and other properties acquired subsequent to the Closing Date). Such security interests and Liens will be created under the Security Documents and other security agreements, and other instruments and documents in form and substance satisfactory to the Bridge Lenders, and the Borrower shall deliver or cause to be delivered to the Bridge Lenders all such instruments and documents (including legal opinions, title insurance policies, lien searches and surveys) as the Bridge Lenders shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Bridge Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien. Each Loan Party agrees promptly to notify the Bridge Lender if any material portion of the Collateral owned or held by such Loan Party is damaged or destroyed.

                                   ARTICLE VI

                               Negative Covenants

          The Borrower covenants and agrees with each Bridge Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, any Fee and any other expense or amount payable under any Loan Document have been paid in full, unless the Required Bridge Lenders shall otherwise consent in writing, the Borrower will not, and will neither cause nor permit any of the Subsidiaries to:

          SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness in respect of NBD Revolving Loans and other Indebtedness existing on the date hereof and set forth on Schedule 6.01;

          (b)      Indebtedness created hereunder and under the other Loan
Documents;

          (c) (i) in the case of the Borrower, the Senior Subordinated Note and the Debentures and (ii) in the case of the Subsidiary Guarantors, the Guarantees guaranteeing the Senior Subordinated Note;

          (d) Permitted Foreign Indebtedness and the aggregate outstanding amount of Permitted Foreign Investments made pursuant to Section 6.04(i);

          (e) intercompany loans and letters of credit and guarantees in support of Indebtedness and advances permitted by Section 6.04(b), (h), (i) and
(k).

          (f) Indebtedness consisting of purchase money Indebtedness (including purchase money Indebtedness that is in existence with respect to any asset or other property at the time such asset or other property is acquired), industrial revenue bonds or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures, provided that (i) the Indebtedness incurred shall not exceed the purchase price of the assets financed thereby and (ii) the aggregate principal amount of any Indebtedness or Capital Lease Obligations incurred during each fiscal year pursuant to this paragraph (g) shall not exceed $10,000,000;

          (g) Indebtedness of the Borrower and the Subsidiaries owed to (including obligations in respect of letters of credit for the benefit of) any person (i) providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Loan Party or (ii) supporting real estate lease payments of any Loan Party, or pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

          (h) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (i) Indebtedness issued by the Borrower, in lieu of the payment of cash, in connection with the purchase or redemption of Capital Stock held by officers, directors or employees (or Permitted Transferees (as such term is defined in the Stockholders' Agreement) of any such person) of the Borrower or any Subsidiary, subject to the proviso in Section 6.06(a)(iv);

          (j) Indebtedness incurred pursuant to any sale and lease-back transaction made in accordance with Section 4.12;

          (k) unsecured Indebtedness in addition to that permitted by clauses (a) through (j) above in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

          (l) extensions, renewals or refinancings of Indebtedness under paragraphs (a) and (g) (subject to the proviso contained in such clause (g)) so long as (A) such Indebtedness
                                     39

("Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (C) the interest rate applicable to such Refinancing Indebtedness is a market interest rate (as determined in good faith by the Board of Directors of the Borrower) as of the time of such extension, renewal or refinancing, (D) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations to the same extent as the Indebtedness being extended, renewed or refinanced and (E) at the time and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing.

          SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth on Schedule 6.02(a), provided that such Liens shall secure only those obligations which they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01);

          (b)      any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

          (d) Liens for taxes, assessments, governmental charges and levies not yet due or which are being contested or are unpaid in compliance with
Section 5.03;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (f) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;

          (g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security or similar laws or regulations;

          (h) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (i) zoning restrictions, easements, rights-of-way, minor defects or irregularities in title, restrictions on use of real property and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or the Subsidiaries;

          (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.01(f), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction) or are incurred to extend, renew or refinance such security interests and Indebtedness incurred within such 120- day period, (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

          (k) attachment or judgment Liens securing judgments, unless the aggregate amount of such judgments shall (A) exceed $500,000 (except to the extent the Administrative Agent shall have received satisfactory evidence that such judgments are covered by insurance) and (B) remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

          (l) Liens to secure Capital Lease Obligations, industrial revenue bonds or Indebtedness permitted by Section 6.01(f), provided that such Liens do not extend to any property or assets of the Borrower or any Subsidiary other than the property or assets financed thereby;

          (m) UCC filings that relate to the preservation of claims in respect of interests in property subject to operating leases (it being agreed that the permissiveness of such filing hereunder shall not be considered a waiver of any claim that the Bridge Lenders or the Collateral Agent may have on the property to which such interest relates);

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business; and

          (o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business.

          SECTION 6.03      Intentionally Omitted.

          SECTION 6.04 Investments, Loans and Advances. Purchase, hold or acquire any Capital Stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) investments by the Borrower or any Subsidiary existing on the Closing Date in the Capital Stock of any Subsidiary;

          (b) investments, loans or advances made by (i) any Subsidiary in or to the Borrower or (ii) the Borrower or any Subsidiary in or to the Borrower or any other Subsidiary;

          (c) Permitted Investments, and purchases and repurchases of Capital Stock pursuant to Article IV, Section 2.5 or Section 2.6 of the Stockholders' Agreement;

          (d) investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.05;

          (e) investments arising from transactions by any Loan Party or any of the Subsidiaries with customers or suppliers (including Affiliates to the extent permitted by Section 6.07) in the ordinary course of business, including endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business, and in the exercise of the reasonable business judgment of such Borrower or such Subsidiary;

          (f) advances not exceeding $250,000 in the aggregate outstanding at any time to employees made to cover payroll, travel and similar expenses that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business;

          (g) loans or advances to employees made in the ordinary course of business not exceeding $250,000 in the aggregate outstanding at any time;

          (h) investments, loans or advances made by any Foreign Subsidiary in or to any other Foreign Subsidiary;

          (i) Permitted Foreign Investments in APX-Brazil (as such term is defined in the Acquisition Agreement) not to exceed $3,000,000 in any fiscal year of the Borrower;

          (j)      Capital Expenditures and other purchases permitted hereunder;

          (k) investments, loans and advances existing on the date hereof and as set forth on Schedule 6.04(k) and renewals, replacements and extensions thereof, provided that the amount of any such renewed, replaced or extended investment, loan or advance shall be for an amount no greater than the amount of the investment, loan or advance being renewed or extended;

          (l) investments, loans and advances in or to Joint Ventures not exceeding in the aggregate $1,000,000 at any time outstanding; and

          (m) investments, loans or advances in addition to those permitted by clauses (a) through (l) above not exceeding in the aggregate $1,000,000 at any time outstanding.

          SECTION 6.05 Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any of its assets (whether now owned or hereafter acquired) or any Capital Stock of any Subsidiary, except that:

          (a) the Borrower and any Subsidiary may sell inventory and Permitted Investments and sell obsolete or worn-out assets in the ordinary course of business;

          (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing,
(i) any wholly owned subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned subsidiary may merge into or consolidate with any other wholly owned Domestic Subsidiary in a transaction in which the surviving entity is a wholly owned Domestic Subsidiary; (iii) any 90%-Owned Foreign Subsidiary may merge into any other 90%-Owned Foreign Subsidiary in a transaction in which the surviving entity is a 90%-Owned Foreign Subsidiary and no person other than the Borrower, a wholly owned Domestic Subsidiary or a 90%-Owned Foreign Subsidiary receives any consideration other than interests in the surviving entity to any applicable minority interest holder not exceeding the proportionate interests of such minority interest holder in the applicable Subsidiary and (iv) any direct wholly owned subsidiary of any Foreign Subsidiary may merge into such Foreign Subsidiary or into another direct wholly owned subsidiary of such Foreign Subsidiary so long as no person other than such Foreign Subsidiary receives any consideration;

          (c) (i) any Subsidiary Guarantor or any Subsidiary may sell, transfer, lease or otherwise dispose of any of its assets to any Loan Party,
(ii) any 90%-Owned Foreign Subsidiary may sell, transfer, lease or otherwise dispose of any of its assets to any 90%-Owned Foreign Subsidiary and (iii) any direct wholly owned subsidiary of any Foreign Subsidiary may sell, transfer, lease or otherwise dispose of any of its assets to such Foreign Subsidiary or another wholly owned subsidiary of such Foreign Subsidiary;

          (d)      any sale and lease-back transaction may be effected;

          (e) any Loan Party or any Subsidiary may sell any assets, provided that (i) the aggregate fair market value of all such assets sold pursuant to this clause (e) shall not exceed $1,000,000 in any fiscal year and
(ii) within 60 days after any such asset sale, such Loan Party or Subsidiary shall apply the Net Cash Proceeds thereof to purchase assets used in the business of such Loan Party or Subsidiary or to make an investment in another Loan Party that within such 60-day period uses the proceeds of such investment to purchase assets used in the business of such other Loan Party;

          (f) any Loan Party or any Subsidiary may lease or sublease properties in which it has interests or lease any other property in the ordinary course of business; and

          (g) a Foreign Subsidiary may issue (i) any director qualifying shares and (ii) its Capital Stock (A) to the extent it is required to do so pursuant to local ownership laws in the applicable foreign country and (B) to the management of such Foreign Subsidiary under any employee stock option, stock purchase, stock grant or other similar incentive or employee benefit plan in existence from time to time.

provided, however, that any sale, transfer or other disposition of assets or stock otherwise permitted by this Section 6.05 (other than pursuant to clauses
(a), (b) and (c) above) shall not be permitted unless (A) such sale, transfer or other disposition is for consideration at least 80% (or 100% in the case of lease payments) of which is cash and (B) such consideration is at least equal to the fair market value of the assets sold, transferred or disposed of (as determined in good faith by the board of directors of the Borrower) and provided, further that for purposes of the immediately preceding proviso, (i) any proceeds from such sale used to pay the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness required to be repaid under the terms thereof or by applicable law as a result of such sale, transfer or other disposition and (ii) in the case of a sale of a distinct business unit that is structured as a sale of assets, the assumption of liabilities (other than Indebtedness) of such business unit by the purchaser thereof shall, in each case, be deemed cash.

          SECTION 6.06 Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire for value) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

          (i) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from, or make other distributions to, the Borrower or any of its wholly owned Subsidiary (or, in the case of non-wholly owned Subsidiaries, to or from the Borrower or any Subsidiary and each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

          (ii) the Borrower may declare and pay dividends solely in shares of Capital Stock (other than Disqualified Stock) of the Borrower and may exchange any shares of its Capital Stock for other shares of its Capital Stock;

          (iii) (A) the Borrower or a Subsidiary may purchase or redeem, and the Borrower may make payments of principal and interest on Indebtedness issued pursuant to Section 6.01(i) to purchase or redeem, shares of Capital Stock (or options or warrants in respect of such shares) of the Borrower or any Subsidiary (including related stock appreciation rights or similar securities) pursuant to Article IV, Section 2.5 or Section 2.6 of the Stockholders' Agreement and (B) any Subsidiary may declare and pay dividends or make other distributions to the Borrower the proceeds of which are to be used by the Borrower pursuant to clause (A);

          (iv) the Borrower shall be permitted to issue Debentures to any person in exchange for shares of Series A Preferred Stock of Holdings in accordance with the articles of incorporation of Holdings if no Default or Event of Default shall have occurred and be continuing.

          (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other equity interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary (subclauses (i) and (ii) are collectively referred to as an "Upstream Payment") other than encumbrances and restrictions:

          (A) pursuant to the Loan Documents or the Senior Subordinated Note documents;

          (B)       existing under, or by reason of, applicable law;

          (C) contained in any debt instrument relating to a person acquired after the date hereof, provided that (x) such instrument was in existence at the time of such acquisition and was not created in contemplation of or in connection with such acquisition, (y) the officers of the Borrower reasonably believe at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired person to make an Upstream Payment and (z) such instrument contains no express encumbrances or restrictions on the ability of such acquired person to make an Upstream Payment, provided that such instrument contains no express encumbrances or restrictions on the ability of the applicable obligor thereon to make an Upstream Payment;

          (D)       contained in or required by Permitted Foreign Indebtedness;
                    and

          (E)       contained in agreements for Asset Sales permitted under
                    Section 6.05.

          SECTION 6.07 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that the foregoing restriction shall not apply to (i) any transactions expressly permitted by this Agreement, including those permitted by Section 6.06, (ii) transactions among Foreign Subsidiaries, (iii) transactions pursuant to agreements entered into or in effect on the Closing Date and set forth on
Schedule 6.07, including amendments thereto entered into after the Closing Date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Bridge Lenders than the terms of such agreement prior to such amendment or (iv) any transactions among the Loan Parties.

          SECTION 6.08      Other Indebtedness and Agreements.

          (a) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any of the Senior Subordinated Note, the Debentures or any other Indebtedness for borrowed money (other than Indebtedness under the Loan Documents and Indebtedness incurred pursuant to Section 6.01(a), (d), (e), (f), (g), (h), (j) or (k) or any Refinancing Indebtedness in respect thereof) of any Loan Party or any Subsidiary, (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the applicable Loan Party's or Subsidiary's option be paid in kind thereunder.

          (b) Notwithstanding anything contained in this Section 6.08 to the contrary,

          (i) the Borrower and the Subsidiaries shall be permitted to refinance any Indebtedness to the extent permitted by Section 6.01; and

          (ii) the Borrower shall be permitted to make payments in respect of any Senior Subordinated Note in accordance with the terms thereof and to pay interest on the Debentures solely in the form of additional Debentures in accordance with the terms thereof.

          (c) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement governing the Debentures, the Senior Subordinated Note (or any Indebtedness issued to refinance such Indebtedness in accordance with this Agreement), to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Bridge Lenders in any material respect.

          SECTION 6.09 Minimum EBITDA. Permit Consolidated EBITDA on the last day of each applicable period indicated below for the applicable period indicated below to be less than the corresponding cumulative amount indicated below:

                        Period                                Amount

                 Quarter ending March 31, 1997              $ 5,100,000

                 Six months ending June 30, 1997            $12,600,000

                 Nine months ending September 30, 1997      $20,800,000

          SECTION 6.10 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries to be less than the respective ratios indicated below on the last day of each period indicated below:

                             Period                           Ratio

                 January 1, 1997 through December 31, 1997  1.00 : 1.00

                 January 1, 1998 through December 31, 1998  1.10 : 1.00

                 January 1, 1999 through December 31, 1999  1.15 : 1.00

                 January 1, 2000 through December 31, 2000
                 and each December 31, thereafter           1.20 : 1.00


          SECTION 6.11 Net Worth. Permit Consolidated Net Worth at any time to be less than the respective amounts indicated below for the respective periods indicated below (taken as a single accounting period):

                            Period                             Amount

             Closing Date through December 31, 1997       Closing Date Net
                                                          Worth less $1,000,000

             January 1, 1998 through December 31, 1998    Closing Date Net
                                                          Worth plus $4,000,000

             January 1, 1999 through December 31, 1999    Closing Date Net
                                                          Worth plus $11,500,000
             January 1, 2000 through December 31, 2000
             and thereafter                               Closing Date Net
                                                          Worth plus $16,500,000

          SECTION 6.12 Capital Expenditures. Incur Capital Expenditures in excess of $10,000,000 in any fiscal year commencing with the fiscal year ending December 31, 1997.

          SECTION 6.13 Business of the Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.


                                  ARTICLE VII

                               Events of Default

          In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any Additional Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any Additional Credit Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Bridge Lender to the Borrower;

          (f) the Borrower or any Subsidiary shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $1,000,000 when and as the same shall become due and payable, or (B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary or
(iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000, which amount is not covered by insurance (provided that in the event such a judgment is covered by insurance, the Bridge Lenders are provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) shall be rendered against the Borrower and/or any Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Bridge Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower or any Subsidiary in an aggregate amount exceeding $1,000,000;

          (k) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Subsidiaries shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the Collateral Agent is provided with satisfactory evidence that related insurance provider will provide the coverage relating thereto; or

          (l) any Loan Document shall not be for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, only at the request of the Required Bridge Lenders, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid Fees and all other liabilities of any Loan Party accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower or any Subsidiary described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

               The Administrative Agent and the Collateral Agent

          In order to expedite the transactions contemplated by this Agreement, a Bridge Lender or a bank or other financial institution, in each case designated by the Bridge Lenders and made a party hereto, shall be appointed to act as Administrative Agent and Collateral Agent on behalf of the Bridge Lenders (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Bridge Lenders and each assignee of any such Bridge Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Bridge Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Bridge Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Bridge Lenders payments of principal of and interest on the Loans and all other amounts due to the Bridge Lenders hereunder (other than payments that are specifically required to be paid directly to a Bridge Lender), and promptly to distribute to each Bridge Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Bridge Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bridge Lender copies of all notices, financial statements and other materials delivered by any Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

          Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Bridge Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Bridge Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Bridge Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Loan Party on account of the failure of or delay in performance or breach by any Bridge Lender of any of its obligations hereunder or to any Bridge Lender on account of the failure of or delay in performance or breach by any other Bridge Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          If any Administrative Agent and Collateral Agent is appointed after the date of this Agreement, it shall, as a condition to its appointment, enter into a joinder agreement with, upon such terms as are acceptable to, the parties hereto and become a party to this Agreement and the Loan Documents.

          The Bridge Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Bridge Lenders.

          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Bridge Lenders and the Borrower. Upon any such resignation, the Required Bridge Lenders shall have the right to appoint a successor, provided that such appointment shall require the consent of the Borrower (which consent shall not be unreasonably withheld), so long as no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Bridge Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Bridge Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or Detroit, Michigan, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bridge Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          Each Bridge Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder, or if such Commitments have expired or been terminated, based on its outstanding Loans) of any expenses incurred for the benefit of the Bridge Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Bridge Lenders, that are required to be but shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same are required to be but shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Bridge Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

          Each Bridge Lender acknowledges that it has, independently and without reliance upon the Agents or any other Bridge Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bridge Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Bridge Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 Miscellaneous

          SECTION 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or any Subsidiary Guarantor, to it at 275 Rex Boulevard, Auburn Hills, MI 48326, Attention of President (Telecopy No. 810-299-1008) with a copy to the Attention of General Counsel, (Telecopy No. 810-299-1008).

          (b) if to a Bridge Lender, to it at its address (or telecopy number) set forth on Schedule 2.01.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or when receipt is acknowledged if sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Bridge Lenders shall survive the making by the Bridge Lenders of the Loans, regardless of any investigation made by the Bridge Lenders on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 9.05 and 9.15 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Bridge Lender.

          SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          SECTION 9.04      Successors and Assigns.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Bridge Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Bridge Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that except in the case of an assignment to a Bridge Lender or, in the case of CVC, to 399 Venture Partners Inc., the other Bridge Lenders must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), and the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance in the form attached hereto as Exhibit F (the "Assignment and Acceptance").

          (c) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Bridge Lenders, and the Commitments of, and principal amount of the Loans owing to, each Bridge Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Loan Parties, the Administrative Agent, the Collateral Agent and the Bridge Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bridge Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Loan Parties, the Collateral Agent and any Bridge Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Bridge Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.04, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to such Bridge Lender by or on behalf of the Borrower provided that, prior to any such disclosure of information, each such assignee or proposed assignee shall execute an agreement in the form of Exhibit G.

          (e) Neither the Borrower nor any other Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of each Bridge Lender, and any attempted assignment without such consent shall be null and void.

          SECTION 9.05      Expenses; Indemnity.

          (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Bridge Lenders in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent, the Collateral Agent or any Bridge Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Bridge Lender.

          (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent and each Bridge Lender, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any lndemnitee arising out of, in any way connected with, or as a result of (i) any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto, relating to the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, the consummation of the Transactions and the other transactions contemplated thereby or the use of the proceeds of the Loans or (ii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Bridge Lender. All amounts due under this Section
9.05 shall be payable on written demand therefor.

          SECTION 9.06 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.07      Waivers; Amendment.

          (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Bridge Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent or the Collateral Agent and the Bridge Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Bridge Lenders.

          SECTION 9.8 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any Additional Credit Disbursement, together with all fees, charges and other amounts which are treated as interest or loan charges on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Bridge Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Bridge Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by such Bridge Lender.

          SECTION 9.09 Entire Agreement. This Agreement, the other Loan Documents and the confidentiality agreements previously signed by the Bridge Lenders constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

          SECTION 9.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.14     Consent to Service of Process.

          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.15 Confidentiality. The Administrative Agent, the Collateral Agent and each of the Bridge Lenders agrees to keep confidential and not to publish, disclose or otherwise divulge (and to cause its respective officers, directors, employees, agents and representatives to keep confidential and not publish, disclose or otherwise divulge) the Information (as defined below), except that the Administrative Agent, the Collateral Agent or any Bridge Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives (including counsel) as need to know such Information (who will be informed of the confidential nature of the Information), (b) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any regulatory authority (in any which event notice thereof will be provided to the Borrower and the applicable party to the extent not prohibited by applicable law), (c) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (d) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.15 or (ii) becomes available, or was available, to the Administrative Agent, any Bridge Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or any of its affiliates and such source is not bound by a confidentiality agreement to the Borrower and is not otherwise prohibited from transmitting the information to a third party. For the purposes of this Section, the term "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent or any Bridge Lender based on any of the foregoing) that are received from the Borrower or any of its affiliates or representatives and related to the Borrower or any of its affiliates, any shareholder of the Borrower or any employee, customer or supplier of the Borrower or any of its affiliates, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent or any Bridge Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower. The provisions of this Section 9.15 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            MSX INTERNATIONAL, INC.
                                  as Borrower


                            By: /s/ Frederick K. Minturn
                                --------------------------------
                                Name:    Frederick K. Minturn
                                Title:   President


                            CITICORP VENTURE CAPITAL, LTD.,
                            as Bridge Lender


                            By: /s/ Michael A. Delaney
                                --------------------------------
                                Name:    Michael A. Delaney
                                Title:   Vice President


                            MASCOTECH, INC.,
                            as Bridge Lender


                            By: /s/ Timothy Wadhams
                                --------------------------------
                                Name:    Timothy Wadhams
                                Title:   Vice President





[Signature Page to Bridge Credit Agreement]

                                                                      SCHEDULE I

                                                                    Schedule I
                                                          to the Bridge Credit
                                                                     Agreement


                             U.K. Credit Facilities

National Westminster Bank PLC      Pound 2 million

NBD Bank                           Pound 2 million

                                                                   SCHEDULE 2.01

                                                                 Schedule 2.01
                                                          to the Bridge Credit
                                                                     Agreement

                                  Commitments


                                      Term Loan             Revolving Credit
         Bridge Lender                Commitment                Commitment


Citicorp Venture Capital, Ltd.       $20,000,000.00          $30,000,000.00
 399 Park Avenue - 14th Floor
 New York, NY   10043
 Telecopy No.  212-559-1000

 Att: Michael A. Delaney

MascoTech, Inc.                      $20,000,000.00          $30,000,000.00
 21001 Van Born Road
 Taylor, MI  48180
 Telecopy No.  313-374-6430

 Attention: President
 with a copy to
 Attention: General Counsel

                                                                   SCHEDULE 2.15

                                                                 Schedule 2.15
                                                          to the Bridge Credit
                                                                     Agreement

             Designated Guarantee Obligations and Letters of Credit


1. Obligations under Continuing Guaranty and Indemnity for International Credits dated December 22, 1994 and Letter Amendment, dated March 22, 1996 and January 2, 1997, to the First National Bank of Chicago with respect to MSX International in the amount of Pound 2 million.

2. Guarantee of National Westminster Bank Plc credit facility Pound 1.6 million.

                                                                   SCHEDULE 3.06

                                                                Schedule 3.06
                                                         to the Bridge Credit
                                                                    Agreement

                           Exceptions to Performance

None.

                                                                   SCHEDULE 3.07

                                                                Schedule 3.07
                                                         to the Bridge Credit
                                                                    Agreement

                           Ownership of Subsidiaries


        Subsidiary                     Shareholder       Ownership Interest (%)

MSX International (Holdings),        MSX International, Inc.          100%
Inc. ("MSX (Holdings)")

MSX International Business           MSX (Holdings)                   100%
Services, Inc.

MSX International Engineering        MSX(Holdings)                    100%
Services, Inc.

MSX International (USA), Inc.        MSX (Holdings)                   100%
("MSX (USA)")

MSX International Holdings           MSX (Holdings)                   100%
Limited ("Limited")

MSX International Limited ("MSX      Limited                          100%
Limited")

MascoTech Engineering GmbH           MSX (Limited)                    100%

MascoTech Ingenierie                 MSX (Limited)                    100%*
SARL

Canewdon Consultants Limited         MSX (Limited)                    100%**

Canewdon Consultants (USA) Inc.      MSX (Limited)                    100%



*     1/100 part registered in the name of John Bignall.

** One share registered collectively in the names of MSX (Limited) and Messrs. Cushing and Hawes.

                                                                   SCHEDULE 3.08

                                                               Schedule 3.08
                                                        to the Bridge Credit
                                                                   Agreement

                                   Litigation

None

                                                                   SCHEDULE 3.13

                                                                Schedule 3.13
                                                         to the Bridge Credit
                                                                    Agreement

                             Environmental Matters

None

                                                                   SCHEDULE 3.16

                                                                Schedule 3.16
                                                         to the Bridge Credit
                                                                    Agreement

                              Leased Real Property

1. See Section 1.01(a)(i) of the Disclosure Schedule to the Business Services Acquisition Agreement, dated January 3, 1997 by and between MSX International, Inc., a Michigan corporation, and MSX International Business Services, Inc., a Delaware corporation.

2. See Section 1.01(a)(i) of the Disclosure Schedule to the Engineering Services Acquisition Agreement, dated January 3, 1997 by and between MSX International, Inc., a Michigan corporation, and MSX International Engineering Services, Inc., a Delaware corporation.

3.       Foreign leases:

         A. See Section 6.10 of the Disclosure Schedule to the Acquisition Agreement ("Acquisition Agreement") by and among MascoTech, Inc., MSX International, Inc., a Michigan corporation, and ASG Holdings Inc., a Delaware corporation (now known as MSX International, Inc.) Dated as of November 12, 1996, as amended by Amendment No. 1 dated as of January 3, 1997.

         B. See Schedule 1.1(a) of the Disclosure Schedule to the APX Business Purchase Agreement (the "APX Business Purchase Agreement"), dated as of November 6, 1996, among MSX International, Inc., a Michigan Corporation, Pioneer Acquisition Corporation, a Michigan corporation, Landmark Holdings, Inc., a Michigan corporation, Aero-Detroit, Inc., a Michigan corporation, TAD Technical Services Ltd., an English limited company, APX International (Europe), Ltd., an English limited company and TAD Resources International, Inc., a Massachusetts corporation.

                                                                   SCHEDULE 6.01

                                                                 Schedule 6.01
                                                          to the Bridge Credit
                                                                     Agreement


                                  Indebtedness

1. Promissory Note for $20,516,241.35, dated January 3, 1997, issued to MSX International (Holdings), Inc. by MSX International Limited.

2.       Indebtedness arising under the Bridge Credit Agreement and Loan
         Documents.

3. Promissory Note for $30,000,000.00, dated January 3, 1997, issued to MascoTech by the Borrower.

4. Indebtedness arising under the Senior Subordinated Note Purchase Agreement, dated January 3, 1997, by and between the Borrower and MascoTech.

5. Loan in the amount of FF 200,000, dated August 17,1994, from MSX International Limited to MascoTech Engineering SARL.

6.       Schedule I to the Bridge Credit Agreement is incorporated herein.

7. Indebtedness arising out of the Letter Agreement, dated January 3, 1997, by and between Borrower and NBD Bank.

8.       Interest payments of approximately $1,952,000 owed to MascoTech GmbH.

                                                                   SCHEDULE 6.02

                                                                Schedule 6.02
                                                         to the Bridge Credit
                                                                    Agreement


                                     Liens

1.


       DEBTOR                CREDITOR               COLLATERAL              DATE          UCC NO.
                                MICHIGAN - SECRETARY OF STATE
 MascoTech Automotive        AT&T Credit             computer equipment     6/6/96        72301B
 Systems Group, Inc.         Corporation             (leased)

 MascoTech Automotive        General Electric        computer equipment    8/15/96        75533B
 Systems Group, Inc.         Capital Computer
                             Leasing Corporation

 MascoTech Automotive        General Motors          automotive parts      5/26/94        C846421
 Systems Group, Inc.         Corporation Service     bearing any "GM"
 (d/b/a MascoTech Special    Parts Operations        trademark
 Vehicles)

 MascoTech Auto Systems      Sanwa Leasing           5 Dell pentium         1/4/96        D048939
 Group                       Corporation             computers

 MascoTech Auto Systems      Sanwa Leasing           computer equipment    7/10/96        D115859
 Group                       Corporation

 MascoTech Auto Systems      Sanwa Leasing           computer equipment    8/13/96        D127714
 Group                       Corporation

 MascoTech Automotive        Sharp Electronic        2 copier systems       4/7/95        54553B
 Systems Group, Inc.         Credit Co.              (leased)

 MascoTech Automotive        USL Capital             computer equipment   12/28/93        38441B
 Systems                     Corporation

 MascoTech Marketing         XEROX Corporation       1 Xerox machine        7/7/93        58119B

 MascoTech Marketing         Pitney Bowes Credit     equipment subject to   9/7/94        C881536
 Services                    Corporation             lease #5181680-301
                                                     dated 6/24/94

 MascoTech Technical         AT&T Capital Services   Computers and related  8/2/95 and    5892B;
 Services                    Corporation             equipment subject to   amended       amended
                                                     lease dated 7/25/95.   12/18/95      64813B
                                                     Amendment added
                                                     additional equipment

        DEBTOR                   CREDITOR                 COLLATERAL                 DATE          UCC NO.
 MascoTech Technical         AT&T Capital Services     1 computer (located at      11/27/95        63635B
 Services                    Corporation               12220 E. 13 Mile Rd)
                                                       subject to lease dated
                                                       11/10/95

 MascoTech Training &        AT&T Capital Services     4 IBM computers               6/2/95         56780B
 Visual Services             Corporation               subject to lease dated
                                                       5/19/59


                           MICHIGAN - OAKLAND COUNTY
 MascoTech Technical         AT&T Capital Services     computers and related         8/2/95       95-05881
 Services                    Corporation               equipment subject to
                                                       lease dated 7/25/95


                         MISSOURI - SECRETARY OF STATE
 MascoTech Special           Hawkeye Leasing           3 forklifts                  3/18/96        2643395
 Vehicles                    Corporation


                       VIRGINIA - CORPORATIONS COMMISSION
 [MascoTech Automotive       Homestead Materials       Boom lift                   10/23/95        7205]
 Systems Group, Inc.         Handling Co.



2. Liens listed on Schedule 3.1(a)(ii) to the APX Business Purchase Agreement and the additional liens listed below:

                 Michigan filings in favor of Bay Bank:          D137112
                                                                 D138429
                                                                 D138430
                 Michigan filings in favor of Citizens:          D147157
                 Massachusetts filings in favor of Citizens:     421826

3. Liens in favor of NBD and its assignees established pursuant to the Letter Agreement dated as of January 3, 1997.

                                                                   SCHEDULE 6.04

                                                                 Schedule 6.04
                                                          to the Bridge Credit
                                                                     Agreement


                           Intercompany Indebtedness


1.       Schedule 6.01 hereto is incorporated herein.

2.       Intercompany Indebtedness

         MEEL loans to employees:


                    Capital Sum                                       Balance as at
Employee Name        (Pounds)       Start Date         Term              7/30/96
-------------       -----------     ----------      ---------         -------------
 Claine R             300.00        1-31-96         12 months             125.00

 Clifton C          3,000.00        3-31-95         20 months             450.00

 Huff M               300.00        6-27-95         No repayment
                                                    details notes.
                                                    Initial period 35
                                                    days

 Leaver J           1,500.00        1-31-96         12 months             625.00

 Mackintosh D         260.00        2-29-96         13 months             140.00

 Palmer L           2,000.00        1-31-95         24 months             416.73

 Palmer L             300.00       11-15-94         No repayment
                                                    details noted.
                                                    Initial period 78
                                                    days.

 Parrott M            260.00        2-29-96         13 months             140.00

 Rix J                500.00       10-31-95         12 months              83.33

 Saxby S              260.00        2-29-96         13 months             140.00

 Whiting O            260.00        2-29-96         13 months             140.00

 Overy J            3,200.00        9-30-96         17 months           3,200.00

 Morris A             200.00        8-31-96         4 months              200.00

     MascoTech Limited

     - MascoTech Limited loan to Collin Cushing in the original amount of 85,000 (Pounds.).

     GmbH

          GmbH loan to employee:


  Employee Name          Amount         Start Date         Term          Balance
  -------------          ------         ----------         ----          -------
  Milica Mehovic      DM 2,000.00         6-3-96         4 months       DM 1,500.00

                                                                   SCHEDULE 6.07

                                                           Schedule 6.07
                                                           to the Bridge Credit
                                                           Agreement



1. Schedule 6.01 Indebtedness is incorporated herein, excluding the indebtedness to bank section.

- Borrower leases motor vehicles under a confidential lease agreement between ARI Leasing and MascoTech, Inc. Schedule of leases previously provided to Buyer.

- Tranpsortation Program Contracts coordinated and/or provided by MascoTech, Inc. or Masco Corporation are used by the business during the calendar year 1995.

- National Purchasing Agreements coordinated and/or provided by MascoTech, Inc. or Masco Corporation are used for the following vendors:

                 Alro Steel Corporation
                 American International, Inc.
                 AT&T
                 AV Systems
                 Cellular One
                 Contract Interiors/Steelcase
                 CDP Imaging Systems/Panasonic
                 Governor Computer Supply
                 Grainger
                 Graybar Electric
                 Hewlett Packard
                 Inecamp
                 IBM
                 Marvel Group, Inc.
                 Safety Supply America
                 Sharp Electronics Corp.
                 Staples Business Advantage
                 Stream International
                 Sun Microsystems
                 Ultramax/SKJ

- Borrower subleases a portion of its 255 Rex Boulevard to Saturn and also has an occupancy arrangement with Titan Wheel.

- Part of 275 Rex Boulevard, Auburn Hills, is used by non-business employees and Borrower allocates cost to MascoTech, Inc.

-       Part of 255 Rex Boulevard rent is paid for by MascoTech, Inc.

Intercompany Indebtedness

         MEEL loans to employees:


                   Capital Sum                                               Balance as at
Employee Name       (Pounds)          Start Date         Term                   7/30/96
-------------      -----------        ----------       ---------             -------------
 Claine R             300.00           1-31-96         12 months                 125.00

 Clifton C          3,000.00           3-31-95         20 months                 450.00

 Huff M               300.00           6-27-95         No repayment
                                                       details notes.
                                                       Initial period 35
                                                       days

 Leaver J           1,500.00           1-31-96         12 months                 625.00

 Mackintosh D         260.00           2-29-96         13 months                 140.00

 Palmer L           2,000.00           1-31-95         24 months                 416.73

 Palmer L             300.00          11-15-94         No repayment
                                                       details noted.
                                                       Initial period 78
                                                       days.

 Parrott M            260.00           2-29-96         13 months                 140.00

 Rix J                500.00          10-31-95         12 months                  83.33

 Saxby S              260.00           2-29-96         13 months                 140.00

 Whiting O            260.00           2-29-96         13 months                 140.00

 Overy J            3,200.00           9-30-96         17 months               3,200.00

 Morris A             200.00           8-31-96          4 months                 200.00


         MascoTech Limited

  - MascoTech Limited loan to Collin Cushing in the original amount of 85,000 (Pounds).


         GmbH loan to employee:

  Employee Name            Amount              Start Date               Term         Balance
  Milica Mehovic         DM 2,000.00             6-3-96              4 months      DM 1,500.00

                                                                       EXHIBIT A

                                                                   EXHIBIT A
                                                        to the Bridge Credit
                                                                   Agreement



                           FORM OF BORROWING REQUEST


Citicorp Venture Capital, Ltd.
399 Park Avenue - 14th Floor
New York, New York 10043

Attention:

MascoTech, Inc.
21001 Van Born Road
Taylor, Michigan 48180

Attention:


Gentlemen:

         Reference is hereby made to the Bridge Credit Agreement dated as of January __, 1997 (the "Bridge Credit Agreement"), among MSX INTERNATIONAL, INC., (the "Borrower") and the lenders from time to time party thereto (the "Bridge Lenders"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Bridge Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to
Section 2.02 of the Bridge Credit Agreement that it requests a Borrowing under the Bridge Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:


(A)      Type of Borrowing:   Revolving Credit Borrowing

(B)      Date of Borrowing
                 (which is a Business Day)  ___________________

(D)      Principal Amount of Borrowing (1)    _______________________

(E)      Funds are requested to be disbursed to the account in the name of
Borrower, NBD Bank, Detroit, MI (Account No.           ), ABA 072000326.

         Upon acceptance of any or all of the Loans offered by the Bridge Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and (c) of the Bridge Credit Agreement have been satisfied.


                                        MSX INTERNATIONAL, INC.



                                        By:_________________________________
                                           Name:
                                           Title:



__________________________________

(1) Not less than $5,000,000 and, in each case, in an integral multiple of $1,000,000, but in any event not exceeding the aggregate amount of the Revolving Credit Commitment available at such time.

                                                                   EXHIBIT B
                                                       INTENTIONALLY OMITTED

                                                                    EXHIBIT C
                                                        INTENTIONALLY OMITTED

                                                                   EXHIBIT D
                                                       INTENTIONALLY OMITTED

                                                                    EXHIBIT E
                                                        INTENTIONALLY OMITTED

                                                                       EXHIBIT F

                                                                    EXHIBIT F
                                                         to the Bridge Credit
                                                                    Agreement


                       FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Bridge Credit Agreement dated as of January __, 1997 (the "Bridge Credit Agreement"), among MSX INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), and the lenders from time to time party thereto (the "Bridge Lenders"). Terms defined in the Bridge Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(c) of the Bridge Credit Agreement), the interest set forth below in the Assignor's interest, rights and obligations under the Bridge Credit Agreement and the other Loan Documents. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Bridge Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bridge Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Credit Agreement.

     2. This Assignment and Acceptance is being delivered to each of the Borrower and the Bridge Lenders, together with, if the Assignee is not already a Bridge Lender under the Bridge Credit Agreement, an Administrative Questionnaire in the form of Exhibit G to the Bridge Credit Agreement.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address and Telecopy Number for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the date of execution
of this Assignment and Acceptance):

(1)                             (2)                           (3)                        (4)
Facility                        Principal Amount of           Principal Amount           Percentage Assigned
                                Commitment**/                 of Commitment              of Commitment (in
                                or outstanding Loans***/      (in the case of the        the case of the
                                                              Revolving Credit           Revolving Credit
                                                              Commitments) or            Commitments) or
                                                              outstanding Loans          outstanding Loans
                                                              (in the case of            (in the case of
                                                              Term Loans)                Term Loans)
                                                              Assigned****/              on the Effective Date***

Term Loan                       $                             $                          %

Revolving Credit                $                             $                          %




__________________________________

**/With respect to the Revolving Credit Commitments and calculated after giving effect to all assignments of the Revolving Credit Commitments that will be effective prior to the Effective Date.

***/With respect to the Term Loans and calculated after giving effect to all assignments of the Term Loans that will be effective prior to the Effective Date.

****/If the Revolving Credit Commitments or outstanding Term Loans are reduced prior to the Effective Date, [(a) the amount set forth in column (3) with respect thereto to shall remain unchanged and (b) the percentage set forth in column (4) with respect thereto shall be increased to the fraction (represented by a percentage) equal to (x) the amount set forth in column (3) with respect thereto over (y) the principal amount of such Commitments or such outstanding Term Loans as are in effect on the Effective Date] [(a) the percentage set forth in column (4) with respect to such Commitments or such outstanding Term Loans shall remain unchanged and (b) the amount set forth in column (3) with respect to such Commitments or such outstanding Term Loans shall be reduced to the product of (x) the percentage set forth in column (4) with respect to Commitments or such outstanding Term Loans as are in effect on the Effective Date].

[[Amount][Percentage] Assigned of Fees Accrued (from and including the date hereof to but not including the Effective Date)(optional):]

The terms set forth above are hereby agreed to     Consented to by:
by


_______________________, as Assignor               MSX INTERNATIONAL, INC.,
                                                        Borrower


By:_______________________________                 By:___________________________
     Name:                                                 Name:
     Title:                                                Title:



______________________, as Assignee.               CITICORP VENTURE CAPITAL, LTD.,
                                                        Bridge Lender

By:______________________________                  By:__________________________
     Name:                                                 Name:
     Title:                                                Title:

                                                        MASCOTECH, INC.
                                                        Bridge Lender


                                                        By:___________________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT G

                                                                       EXHIBIT G
                                                  to the Bridge Credit Agreement


                                    FORM OF
                          ADMINISTRATIVE QUESTIONNAIRE



Please accurately complete the following information and return via Telecopy to the attention of ______________ at _______________ as soon as possible, at Telecopy No. ____________.

______________________________________________________________________________

LENDER'S LEGAL NAME TO APPEAR IN DOCUMENTATION:

______________________________________________________________________________

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:____________________________________________________________

Street Address:  ____________________________________________________________

City, State, Zip Code:_______________________________________________________


POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:____________________________________________________________

Street Address: ____________________________________________________________

City, State, Zip Code:______________________________________________________

Phone Number:    ____________________________________________________________

Telecopy Number: ____________________________________________________________

Backup Contact:: ____________________________________________________________

Street Address:  ____________________________________________________________

City, State, Zip Code:_______________________________________________________

Phone Number:    ____________________________________________________________

Telecopy Number: ____________________________________________________________


TAX WITHHOLDING:

     Nonresident Alien                         _______Y*          ______N

     *Form 4224, 1001 or W-8 (with the certificate required by 2.20(e)) Enclosed

     Tax ID Number ___________________


POST-CLOSING, ONGOING ADMINISTRATIVE CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWING, PAYDOWNS, ETC.

Contact: ____________________________________________________________________

Street Address:  ____________________________________________________________

City, State, Zip Code:_______________________________________________________

Phone Number:    ____________________________________________________________

Telecopy Number: ____________________________________________________________



PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

______________________________________________________________________________

Routing Transit/ABA number of Bank to which funds are to be transferred:

_______________________________________________________________________________

Name of Account, if applicable:

______________________________________________________________________________


Account Number:  ____________________________________________________________

Additional Information:______________________________________________________


MAILINGS:

Please specify the person to whom the Borrower should send financial information and compliance information received subsequent to the closing (if different from primary credit contact):

Name:________________________________________________________________________

Street Address:  ____________________________________________________________

City, State, Zip Code:_______________________________________________________


It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person's name and telecopy number and we will telecopy a copy of the questionnaire. If you have any questions about this form, please call
___________________.